Exhibit 5.1

599 LEXINGTON AVENUE

NEW YORK, NY 10022-6069

+1.212.848.4000

June 10, 2020

Albemarle Corporation

4250 Congress Street, Suite 900

Charlotte, North Carolina 28209

Albemarle Wodgina Pty Ltd

Level 3, 25 National Circuit

Forrest, ACT 2603, Australia

Albemarle Corporation

Albemarle Wodgina Pty Ltd

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Albemarle Corporation, a Virginia corporation (“Albemarle” or the “Company”) and Albemarle Wodgina Pty Ltd, a proprietary limited company incorporated under the laws of Australia and a wholly owned subsidiary of Albemarle (“Wodgina” and together with Albemarle, the “issuers”) in connection with the preparation and filing by the issuers of a registration statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of Albemarle’s Floating Rate Notes due 2022 (the “2022 Exchange Notes”) and Wodgina’s 3.450% Senior Notes due 2029 (the “2029 Exchange Notes” and together with the 2022 Exchange Notes, the “Exchange Notes”) and the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the 2029 Exchange Notes (the “2029 Exchange Note Guarantees”) by Albemarle.

Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”) Albemarle is offering to exchange (the “2022 Exchange Notes Offer”) up to $200,000,000 aggregate principal amount of its 2022 Exchange Notes for a like amount of its outstanding Floating Rate Notes due 2022 issued on November 25, 2019 (the “2022 Restricted Notes”), which have not been registered under the Securities Act and Wodgina is offering to exchange (the “2029 Exchange Notes Offer”) up to $300,000,000 aggregate principal amount of its 2029 Exchange Notes for a like amount of its outstanding 3.450% Senior Notes due 2029 issued on November 25, 2019 (the “2029 Restricted Notes”), which have not been registered under the Securities Act, and Albemarle is offering to exchange (the “2029 Exchange Note Guarantees Offer” and together with the 2022 Exchange Notes Offer and the 2029 Exchange Notes Offer, the “Exchange Offers”) the 2029 Exchange Note Guarantees for the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the 2029 Restricted Notes by Albemarle.

The 2022 Exchange Notes, the 2029 Exchange Notes and the 2029 Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offers pursuant to the Indenture dated as of January 20, 2005, as supplemented by the third supplemental indenture dated as of November 24, 2014 and a fifth supplemental indenture dated as of November 25, 2019, by and among Albemarle, as issuer of the 2022 Restricted Notes and as guarantor of the 2029 Restricted Notes, Wodgina, as issuer of the 2029 Exchange Notes, and U.S. Bank National Association, as trustee (the “Trustee”) (as amended and supplemented, the “Indenture”).

In our capacity as counsel to Albemarle and Wodgina, we have reviewed originals or copies of the following documents:

(a)	The Indenture (including the 2029 Exchange Note Guarantees contained therein).

(b)	The 2022 Exchange Notes in global form to be executed by Albemarle.

(c)	The 2029 Exchange Notes in global form to be executed by Wodgina.

The documents described in the foregoing clauses (a) through (c) are collectively referred to herein as the “Opinion Documents.”

We have also reviewed the following:

(a)	The Registration Statement.

(b)	The Prospectus.

(c)

The Registration Rights Agreement, dated as of November 25, 2019 by and among Albemarle, Wodgina and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein, relating to the 2022 Restricted Notes and the 2029 Restricted Notes.

(d)

Originals or copies of such other records of Albemarle and Wodgina, certificates of public officials and officers of the issuers and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company and Wodgina.

(e)

That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company and Wodgina, enforceable against each such party in accordance with its terms.

(f)	That:

(i)	Each of the Company and Wodgina is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)

Each of the Company and Wodgina has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law (as defined below) is applicable to such execution and delivery), the Opinion Documents to which it is a party.

(iii)	The execution, delivery and performance by the Company and Wodgina of the Opinion Documents to which it is a party do not and will not:

(A)	contravene its certificate or articles of incorporation, by-laws, constitution or other organizational documents; or

(B)	except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it.

(g)

That the execution, delivery and performance by the Company and Wodgina of the Opinion Documents to which it is a party do not and will not result in any conflict with or breach of any agreement or document binding on it.

(h)

That, except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company and Wodgina of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, Wodgina, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally

Applicable Law” does not include any law, rule or regulation that is applicable to the Company, Wodgina, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.

When the 2022 Exchange Notes have been executed and delivered by Albemarle, to the extent the execution and delivery is a matter of New York law, and authenticated by the Trustee in accordance with the terms of the Indenture, and when issued upon consummation of the Exchange Offers as set forth in the Registration Statement, the 2022 Exchange Notes will be the legal, valid and binding obligations of Albemarle.

2.

When the 2029 Exchange Notes have been executed and delivered by Wodgina, to the extent the execution and delivery is a matter of New York law, and authenticated by the Trustee in accordance with the terms of the Indenture, and when issued upon consummation of the Exchange Offers as set forth in the Registration Statement, the 2029 Exchange Notes will be the legal, valid and binding obligations of Wodgina.

3.

When the 2029 Exchange Note Guarantees have been duly executed and delivered by Albemarle, to the extent such execution and delivery is a matter of New York law, upon consummation of the Exchange Offers as set forth in the Registration Statement, the 2029 Exchange Note Guarantees will be the legal, valid and binding obligations of Albemarle.

Our opinions expressed above are subject to the following qualifications:

(a)

Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)

Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

LLJ/RDG/GHL

JD

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